Filed Pursuant To Rule 433

Registration No. 333-278880

July 23, 2024

Now available: Grayscale Ethereum funds trading on NYSE Arca Grayscale Ethereum Mini Trust (Ticker: ETH) Grayscale Ethereum Trust (Ticker: ETHE) The Grayscale Ethereum Trust ("ETHE") and Grayscale Ethereum Mini Trust ("ETH") are not funds registered under the Investment Company Act of 1940 and are not subject to regulation under the Investment Company Act of 1940, unlike most mutual funds or ETPs.

Grayscale Ethereum Trust (the Trust) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov . Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101.